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                                                                    Exhibit 99.1
                              [On GTS Letterhead]




FOR IMMEDIATE RELEASE

GTS AND FLAG TELECOM SIGN AGREEMENT FOR TRANSOCEANIC CABLE VENTURE - FLAG ATLANTIC-1

 JV Will Build and Market the World's First Terabit Transoceanic Cable Offering
    Direct City-to-City Connection between New York City, London and Paris

MCLEAN, Va., U.S., LONDON, U.K., and BRUSSELS, Belgium, January 13, 1999 - Global TeleSystems Group, Inc. (GTS) (Nasdaq and Easdaq: GTSG) and FLAG Telecom today announced an agreement to establish a 50:50 joint venture (JV) to build and operate the world's first transoceanic dual cable system designed to carry voice, high-speed data and video traffic at speeds up to 1.28 terabits/s. The high-capacity fiber optic link between Europe and the United States (U.S.), to be known as FLAG Atlantic-1, is expected to offer service in 2000, or in approximately 21 months. The JV plans to offer a direct link between New York City, London and Paris, with seamless connections to numerous other cities in the U.S., Europe and other countries in the Middle East and Asia Pacific. The project is subject to financing, the execution of related agreements and other conditions.

Construction of the initial 160 Gbps portion of FLAG Atlantic-1 will cost approximately US$1 billion. Financing will be provided by a combination of equity contributions by the parties, customer sales, and non-recourse bank debt. A contract to build the cable has been awarded to Alcatel Submarine Networks (ASN) as prime supplier. The system's design allows for 160 Gbps incremental upgrades as demand warrants.

FLAG Atlantic-1 will be a loop system, connecting the East Coast of the U.S. - with two nodes in Midtown and Downtown Manhattan - to two landings in Europe, one in Brittany, France and the other in Cornwall, U.K. The entire FLAG Atlantic-1 system is planned to consist of three self-healing, high-capacity loops with twin terrestrial access points connecting to the Hermes Europe Railtel (HER) network as well as to the existing FLAG cable system, stretching over 27,000 kilometers from the U.K. to Japan. Customers on FLAG Atlantic-1 will be able to add traffic either at the landing stations or at the city nodes.

The two subsea sections of the cable are approximately 5,900 kilometers and 6,350 kilometers respectively, with an overall system length of approximately 12,500 kilometers. The JV will provide backhaul links from the European landings to the cities of Paris and London, respectively, where plans are for customers to be able to interconnect seamlessly to GTS Carrier Services and its HER network and to other networks that customers may choose.

Andres Bande, chairman and chief executive officer, FLAG Telecom, said, "A transatlantic link is the natural next step for FLAG Telecom. FLAG Atlantic-1 is designed to operate at 1.28 terabits/s, or about 25 times the capacity of current transatlantic cable technology. It will be highly resilient, with great reliability throughout the system. The network has been designed specifically to meet the level and speed of service demanded in today's marketplace and the needs of the Internet. The cable system is privately financed, so operators get all the benefits of cost-effective pricing and capacity on demand. We see a complementary fit for FLAG Telecom with GTS Carrier Services and are pleased to have concluded this joint venture."





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GTS and FLAG Agreement
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"The interconnection with FLAG Atlantic-1 is designed to allow GTS Carrier
Services to provide its customers with high- capacity cable access from all major European cities to New York City," said Jan Loeber, president, GTS Carrier Services and managing director, HER. "This is the first transoceanic partnership for GTS Carrier Services. Important for our carrier and Internet service provider (ISP) customers, it is designed to provide an extension of HER's 99.9-plus-percent service level agreements across the Atlantic."

FLAG Atlantic-1 will use laser-generated light to transmit digital information over four fiber pairs and is capable of carrying over one trillion bits of information per second. This equates to one hundred hours of digital video per second, a 25-fold increase on the current transatlantic cable systems. The cable system will be based on synchronous digital hierarchy (SDH) and use dense wave division multiplexing (DWDM) technology. The all-digital system should deliver high-speed, clear, secure throughput, as weather conditions or electromagnetic interference should not affect the cable. Broadband capacity accommodates new data-rich applications such as those emerging on the Internet, videoconferencing, multimedia and medical and business imaging.

Spanning 9,200 kilometers across Europe, the HER network currently serves telecommunications carriers and ISPs in 20 cities with the ability to activate four more cities along the network routes on short notice, depending on customer demand. The HER network is planned to exceed 18,000 kilometers in the future.

The existing FLAG cable system entered commercial service in November 1997 and stretches over 27,000 kilometers from the U.K. to Japan. With 14 operational landing points in 11 countries, FLAG provides high-capacity digital services to international carriers, resellers and ISPs. The cable route spans many of the world's fastest growing economies and offers direct connectivity to 75 percent of the world's population. Privately financed at a capital cost of US$1.5 billion, FLAG was designed to meet the soaring demand for international communications services and provide customers with a world-class broadband superhighway. FLAG today carries traffic for over 75 of the world's leading carriers, including more than 20 of the top 30 international operators in the world.

Global TeleSystems Group is a leading independent owner and operator of telecommunications companies throughout Europe. GTS has five primary lines of business: GTS Carrier Services, which provides cross-border transport in Europe to other telecommunications companies; GTS Access Services, which provides facilities-based access services to businesses throughout Europe; GTS Business Services - Western Europe, which offers voice, data, Internet and other telecommunications services to businesses; GTS Business Services - Commonwealth of Independent States (CIS), where GTS is a leading alternative provider of high quality telecommunications services in Moscow, Kiev, St Petersburg and other cities in Russia and the CIS; and GTS Mobile Services - CIS, which operates cellular businesses in Russia and Ukraine.

Headquartered in the metropolitan Washington, D.C. area, GTS's affiliates have offices in London, Brussels, Moscow, Budapest, Kiev, Prague and Paris.





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GTS and FLAG Agreement
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HER, which began commercial operations in late 1996, today serves more than 50 customers representing virtually every major segment of the telecommunications industry.

FLAG is a leading carriers' carrier, not a telecommunications operator. The group, which will undergo a corporate restructuring in connection with this project, is privately financed and its shareholders are: Asian Infrastructure Fund (HK), AT&T Capital (USA), Bell Atlantic (USA), Dallah Albaraka (Saudi Arabia), General Electric Capital Corporation (USA), Gulf Associates Inc (USA), Marubeni Corporation (Japan) and Telecom Holding Co (Thailand). FLAG Limited has its headquarters in Bermuda and regional offices in Dubai, Hong Kong, New York and London. The existing FLAG network operation center is located in Fujairah, UAE, which is responsible for system performance monitoring, isolating and handling incidents along the cable route, proactive maintenance of the system and activating capacity. With the addition of the interest in FLAG Atlantic-1, the FLAG cable system network will cover nearly 40,000 kilometers and provide direct access to the two largest telecommunications and Internet markets on earth, the USA and Japan. With its blend of traditional and competitive market characteristics, tailored to both the established and emerging operators, FLAG is the carriers' carrier for the 21st century.

For further information, contact:

Worldwide queries:                      Europe only:
Jane Windsor                            Dave Scott
FLAG Telecom Limited                    GTS Carrier Services and HER
T: +44 171 317 0811                     T: +32-2-658-54-62
F: +44 171 317 0808                     F: +32-2-658-51-08
www.flagtelecom.com                     www.her.com

                                        GTS Investors and U.S. Press:
                                        Robert Capozzi
                                        GTS
                                        T (U.S.): +1-703-918-4548
                                        T (Europe): +44-171-497-3001
                                        F: +1-703-918-0371
                                        P: +1-800-331-4741
                                        www.gtsgroup.net

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